Exhibit 5

NEW YORK		ATLANTA
LONDON		BALTIMORE
SINGAPORE		WILMINGTON
PHILADELPHIA	FIRM and AFFILIATE OFFICES	MIAMI
CHICAGO		BOCA RATON
WASHINGTON, DC		PITTSBURGH
SAN FRANCISCO		NEWARK
SILICON VALLEY		LAS VEGAS
SAN DIEGO		CHERRY HILL
SHANGHAI	www.duanemorris.com	LAKE TAHOE
BOSTON		MYANMAR
HOUSTON		OMAN
LOS ANGELES		A GCC REPRESENTATIVE OFFICE
HANOI		OF DUANE MORRIS
HO CHI MINH CITY
MEXICO CITY
ALLIANCE WITH
MIRANDA & ESTAVILLO
SRI LANKA
ALLIANCE WITH
GOWERS INTERNATIONAL

April 10, 2015

Enumeral Biomedical Holdings, Inc.

200 CambridgePark Drive, Suite 2000

Cambridge, Massachusetts 02140

Re:	Enumeral Biomedical Holdings, Inc. Registration Statement on Form S-8 Relating to the Enumeral Biomedical Holdings, Inc. 2014 Equity Incentive Plan

Ladies and Gentlemen:

We have acted as counsel to Enumeral Biomedical Holdings, Inc., a Delaware corporation (the “Company”), in connection with the preparation of the registration statement on Form S-8 (the “Registration Statement”) for filing with the United States Securities and Exchange Commission (the “SEC”) pursuant to the Securities Act of 1933, as amended (the “Act”), for the registration by the Company of 8,100,000 shares of the Company’s common stock, par value $0.001 per share (the “Shares”), which may be issued under the Enumeral Biomedical Holdings, Inc. 2014 Equity Incentive Plan, as of the date hereof (the “Plan”). This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement, other than as expressly stated herein with respect to the issue of the Shares.

In connection with the opinion set forth in this letter, we have examined the Registration Statement, originals or copies certified or otherwise identified to our satisfaction of the Plan, and the Company’s Articles of Incorporation, as amended, the Company’s Bylaws, as amended, and all such other corporate records of the Company, including the resolutions of the Company’s board of directors relating to the authorization of the Shares, and such other documents, records and other instruments as we have deemed appropriate for purposes of the opinion set forth herein. With your consent, we have relied upon certificates and other assurances of officers of the Company and others as to factual matters without having independently verified such factual matters.

Duane Morris llp
1540 BROADWAY NEW YORK, NY 10036-4086	PHONE: +1 212 692 1000 FAX: +1 212 692 1020

Enumeral Biomedical Holdings, Inc.

April 10, 2015

In making such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of the documents submitted to us as originals, the conformity to the originals of all documents submitted to us as certified, facsimile, photostatic or other copies and the authenticity of the originals of all documents submitted to us as copies.

Based upon the foregoing and subject to the further limitations, qualifications and assumptions set forth herein, we are of the opinion that the Shares when issued in accordance with the terms and conditions of the Plan, will be validly issued, fully paid and non-assessable.

The opinion set forth above is limited to the laws of the State of Delaware, as currently in effect, and no opinion is expressed with respect to such laws as subsequently amended. In addition, we express no opinion as to the laws of any jurisdiction other than the State of Delaware. The opinions expressed herein are limited to the matters stated herein and no opinion is implied or may be inferred beyond the matters expressly stated herein.The opinions contained in this letter are expressed as of the date hereof, and we do not have, nor do we assume, any obligation to advise of any changes in any facts or applicable laws after the date hereof that may affect the opinions we express herein.

We hereby consent to the filing of a copy of this opinion with the SEC as an exhibit to the Registration Statement and any amendment thereto and to any and all references to our firm in the Prospectus which is a part of the Registration Statement. In giving such consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the SEC promulgated thereunder.

Very truly yours,

/s/ DUANE MORRIS llp